Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-269823 on Form F-1 of our report dated April 12, 2022, relating to the financial statements of Altamira Therapeutics Ltd. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Deloitte AG

/s/ Roland Mueller	/s/ Adrian Kaeppeli
Zurich, Switzerland
March 27, 2023